EXHIBIT 4.8

                      RELEASE OF VESSEL FROM LIEN OF
                    FIRST PRIORITY NAVAL FLEET MORTGAGE

     THIS RELEASE OF VESSEL FROM LIEN OF FIRST PRIORITY NAVAL FLEET MORTGAGE is made by WILMINGTON TRUST COMPANY, a banking corporation organized under the laws of the State of Delaware, in its capacity as indenture trustee for the benefit of the holders of the Notes (as such term is defined in the below-defined Mortgage) (in such capacity, the "Mortgagee") pursuant to that certain Indenture dated as of December 23, 1992 by Global Marine Inc. to the Mortgagee (the "Indenture"), with respect to that certain First Priority Naval Fleet Mortgage dated March 17, 1993 by Global Marine Nautilus Inc. (the "Mortgagor"), as "Owner", to the Mortgagee, as "Mortgagee" (said First Priority Naval Fleet Mortgage, as more particularly described in Recital A below, being referred to herein as the "Mortgage").

                                 RECITALS:

     A.   Reference is made to the following information:

     1.   Name of Mortgagor:  Global Marine Nautilus Inc.

     2.   Name of Mortgagee:  Wilmington Trust Company, in its
                              capacity as trustee pursuant to the
                              Indenture

     3.   Amount of Mortgage: US$225,000,000, and interest,
                              expenses and fees as provided and
                              referred to in the Notes (as
                              defined in the Mortgage) and the
                              performance of mortgage covenants

     4.   Description of      First Priority Naval Fleet Mortgage
          Mortgage:           dated March 17, 1993 by the
                              Mortgagor to the Mortgagee,
                              preliminarily registered in the
                              Public Registry Office of the
                              Republic of Panama, Commercial
                              Section, at Microjacket N-016716,
                              Roll 39115, Image 0083 on March 23,
                              1993.

     B.   The Mortgage is a fleet mortgage, covering two Rigs:
(i) the jackup drilling rig GLOMAR LABRADOR I, Provisional Patente de Navegacion No. 22378-NY, and (ii) the jackup drilling rig GLOMAR MORAY FIRTH I, Provisional Patente de Navegacion No. 22379-NY.

     C.   The Mortgagee wishes to release the GLOMAR MORAY FIRTH
I, and no other Rig, from the Mortgage.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Mortgagee does hereby release one (1) Rig, being the whole of the jackup drilling rig named the GLOMAR MORAY FIRTH I, Provisional Patente de Navegacion No. 22379-NY (together with the appurtenances thereto comprising said Rig), and no other Rig, from the Mortgage.

     IN WITNESS WHEREOF, the Mortgagee has executed this Release of Vessel From Lien of First Priority Fleet Mortgage on this 8th day of September, 1993.

                         WILMINGTON TRUST COMPANY,
                         in its capacity as indenture trustee
                         pursuant to the Indenture


                         By:/s/ David A. Vanaskey, Jr.
                            Name: David A. Vanaskey, Jr.
                            Title: Senior Financial Services
                                   Officer





                              ACKNOWLEDGMENT


     I, the undersigned, NOTARY PUBLIC, duly authorized, admitted and sworn residing and practicing in New Castley Company DO HEREBY CERTIFY THAT the signature which appears at the foot of the above written RELEASE OF VESSEL FROM LIEN OF FIRST PRIORITY NAVAL FLEET MORTGAGE is the authentic signature of the said David
A. Vanaskey, Jr. of WILMINGTON TRUST COMPANY, a banking corporation, organized under the laws of the State of Delaware (in its capacity as Trustee pursuant to an Indenture between said Trustee and Global Marine Inc. (acting on behalf of holders of certain Senior Secured Notes issued by Global Marine Inc. pursuant to said Indenture)), who has produced sufficient proof of his/her power to execute the said RELEASE OF VESSEL FROM LIEN OF FIRST PRIORITY NAVAL FLEET MORTGAGE as Attorney-in-Fact of WILMINGTON TRUST COMPANY.


                              IN TESTIMONY whereof I have
                              hereunto subscribed my name and
                              affixed my seal of office this 8
                              day of September, 1993.



                              /s/ Vernessa E. Robinson
                              Notary Public